UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2006

Global Crossing Limited

(Exact name of registrant as specified in its charter)

Bermuda		980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2006, Global Crossing Limited (the “Company) entered into the First Supplemental Indenture (the “Supplemental Indenture”) between the Company and Wells Fargo Bank, N.A. (“Wells Fargo”), as trustee, supplementing the Base Indenture dated as of May 18, 2006 (the “Base Indenture,” together with the Supplemental Indenture, the “Convertible Senior Notes Indenture”), between the Company and Wells Fargo, as trustee, with respect to the Company’s issuance of its 5.0% Convertible Senior Notes due 2011 (the “Convertible Senior Notes”). The Supplemental Indenture is attached as Exhibit 99.1 to this Current Report on Form 8-K. A description of the Convertible Senior Notes was previously filed with the Securities and Exchange Commission on May 25, 2006 as part of the prospectus supplement dated May 23, 2006 (Registration No. 333-133466) (the “Final Prospectus”).

In connection with the Convertible Senior Notes Indenture, the Company entered into the Pledge Agreement dated as of May 30, 2006 (the “Pledge Agreement”), by and among the Company and Wells Fargo, (i) in its capacity as trustee for the holders of the Convertible Senior Notes under the Convertible Senior Notes Indenture and (ii) in its capacity as Pledged Securities Intermediary (as defined in the Pledge Agreement) with respect to the Pledge Account (as defined in the Pledge Agreement), pursuant to which the Company purchased security entitlements with respect to a portfolio of U.S. treasury securities, for the account of the Pledged Securities Intermediary for credit to the Pledge Account, in an amount sufficient to provide for the payment in full of the first six scheduled interest payments due on the Convertible Senor Notes. The Pledge Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with recent financing activities, the Company also entered into Amendment No. 1 to Indenture (the “Indenture Amendment”) dated as of May 30, 2006, among the Company, the other credit parties named therein (the “Credit Parties”), Wells Fargo, as trustee, and STT Crossing Ltd. (“STT Crossing”), amending the Indenture dated December 23, 2004 (the “Mandatory Convertible Notes Indenture”), among the Company, the Credit Parties and Wells Fargo, as trustee, pursuant to which the Company previously issued $250,000,000 in aggregate principal amount of its 4.7% Senior Secured Mandatory Convertible Notes (the “Mandatory Convertible Notes”). STT Crossing, a wholly-owned subsidiary of Singapore Technologies Telemedia Pte Ltd and the majority shareholder of the Company, holds 100% of the issued and outstanding Mandatory Convertible Notes. The Indenture Amendment clarifies that the Loan and Security Agreement described in Item 8.01 below constitutes a “Working Capital Facility” as defined in the Mandatory Convertible Notes Indenture and is therefore not prohibited by the covenants in such indenture restricting the Company’s ability to incur debt and grant liens. The Indenture Amendment is attached as Exhibit 99.3 to this Current Report on Form 8-K.

In connection with the Indenture Amendment, the Company also entered into Amendment No. 2 to Restructuring Agreement dated as of May 30, 2006 (the “Amendment to Restructuring Agreement”), by and among the Company, Global Crossing Holdings Limited (“Global Crossing Holdings”), Global Crossing North American Holdings, Inc. (“GCNAH”), Global Crossing (UK) Telecommunications Limited (“GCUK,” which together with Global Crossing Holdings and GCNAH are wholly-owned subsidiaries of the Company), STT Crossing and STT Communications Ltd. (an affiliate of STT Crossing). The Amendment to Restructuring Agreement amended the Restructuring Agreement among such parties dated as of October 8, 2004, as previously amended as of December 10, 2004, to clarify that the 175 basis point consent fee payable to STT Crossing under section 1.8 of such Restructuring Agreement applies to all “Working Capital Facilities” as defined in the Mandatory Convertible Notes Indenture. The Amendment to Restructuring Agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Item 8.01 Other Events.

In addition, as previously reported in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 and in the Final Prospectus, certain affiliates of the Company previously entered into the Loan and Security Agreement dated as of May 10, 2006 (the “Loan and Security Agreement”), among Global Crossing Advanced Card Services, Inc. (“GCUS”), Global Crossing Bandwidth, Inc. (“GCB”) and Global Crossing Telecommunications, Inc. (“GCTI,” together with GCUS and GCB, the “Borrowers”) (each of the Borrowers being wholly-owned, indirect subsidiaries of the Company), certain affiliates of the Borrowers and of the Company set forth on Schedule 1.1 annexed thereto (the “Guarantors”), the financial institutions party to the Loan and Security Agreement from time to time as lenders (collectively, the “Lenders”) and Bank of America, N.A., as agent for the Lenders, pursuant to which the Lenders have made available to the Borrowers (and at the request of the Guarantors) a credit facility in the amount of up to $55,000,000 for commercial letters of credit and to fund their ongoing working capital requirements. The Loan and Security Agreement has an initial maximum availability of $35,000,000. Initial advances are subject to certain state regulatory approvals, which are expected over the next four to five months, and to customary closing conditions. The Loan and Security Agreement is attached as Exhibit 99.5 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Limited

June 1, 2006	By: Mitchell C. Sussis

/s/ MITCHELL C. SUSSIS
	Name:	Mitchell C. Sussis
	Title:	Vice President, Secretary and Deputy
General Counsel

Exhibit Index

Exhibit No.	Description
99.1	First Supplemental Indenture dated as of May 30, 2006

99.2	Pledge Agreement dated as of May 30, 2006

99.3	Amendment No. 1 to Mandatory Convertible Notes Indenture dated as of May 30, 2006

99.4	Amendment No. 2 to Restructuring Agreement dated as of May 30, 2006

99.5	Loan and Security Agreement dated as of May 10, 2006